Exhibit 15.2

Partners:
Paul Aherne	**
Joanne Collett	*
Mark Cummings	*****
Stuart D’Addona	****
Nicholas Davies	***
Shamar Ennis	***
James Gaden	****
Kristen Kwok	**
Jo Lit	*
Callum McNeil	**
Alice Molan	******
Andrew Randall	**
Rupen Shah	*******
Denise Wong	**

28 April 2021

Adagene Inc. 4F, Building C14, No.218 Xinghu Street, Suzhou Industrial Park Suzhou, Jiangsu Province, 215123 People’s Republic of China

Dear Sirs,

Form 20-F

We consent to the reference to our firm under the heading “Item 10.E. Additional Information—Taxation —Cayman Islands Taxation” in the Annual Report on Form 20-F of Adagene Inc. for the fiscal year ended 31 December 2020 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “Commission”)  under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the month of April 2021.

We further consent to the incorporation by reference into the Registration Statement (Form S-8 No. 333-255250) pertaining to Adagene Inc. Second Amended and Restated Share Incentive Plan and Adagene Inc. 2021 Performance Incentive Plan of the summary of our opinion under the heading “Item 10.E. Additional Information—Taxation—Cayman Islands Taxation” in the Annual Report.

We also consent to the filing with the Commission of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ WALKERS (HONG KONG)

WALKERS (HONG KONG)

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T  +852 2284 4566  F  +852 2284 4560  www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Ireland; ******Victoria (Australia); *******Bermuda